EXHIBIT 99.3
PG&E FUNDING LLC
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on
Form 10-K of PG&E Funding LLC for the year ended December 31, 2002, I,
Michael J. Donnelly, Treasurer of PG&E Funding LLC, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Annual Report on Form 10-K of PG&E Funding LLC for the year ended December
31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the
Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-K of PG&E Funding LLC for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of PG&E Funding LLC.

March 14, 2003

/s/ Michael J. Donnelly
Michael J. Donnelly
Treasurer